POWER OF ATTORNEY

The undersigned hereby constitutes and appoints
Mark A. Kimball, James C. Raabe, Mitchell W. Johnson
and Rebecca Moody, and each of them signing singly,
to be the undersigned's true and lawful
attorney-in-fact to:
		(1) 	Execute for and on behalf
of the undersigned, any Form 144, Form 3, Form 4 or
Form 5 reporting any changes in the undersigned's
beneficial ownership of Select Comfort Corporation
equity securities reportable on such form; and
		(2) 	Do and perform any and all acts
for and on behalf of the undersigned which
may be necessary or desirable to complete and execute
any such Form 144, Form 3, Form 4 or Form 5, complete
and execute any amendment or amendments thereto, and
timely file such form with the United States
Securities and Exchange Commission and any stock
exchange or similar authority; and
		(3) 	Take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Select Comfort assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934, as amended or Form 144 of the Securities Act of 1933, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144, Form 3, Form 4 or Form 5 with respect to the undersigned's holdings of and transactions in securities issued by Select Comfort, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2005.

/s/ Stephen L. Gulis, Jr.
Signature
Stephen L. Gulis, Jr.
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